Exhibit 10.3

To:             LINDBLAD BLUEWATER II LIMITED (the Borrower)

LINDBLAD EXPEDITIONS HOLDINGS, INC. (Holdings)

From:        CITIBANK EUROPE PLC, UK BRANCH (Administrative Agent)

CITIBANK, N.A., LONDON BRANCH (ECA Agent)

26 May           2022

LINDBLAD – $122,840,000.00 SENIOR SECURED CREDIT AGREEMENT – SIDE LETTER

1

We refer to the senior secured credit agreement dated April 8, 2019, as amended and restated as of June 12, 2020 by a First Amendment and as further amended and restated by a Second Amendment dated as of June 14, 2021 (the Credit Agreement) among the Borrower, Holdings, Citibank, N.A., London Branch, as Mandated Lead Arranger, Citibank, N.A., London Branch, as a Lender and EK Guarantor, EKSFIN, as a Lender, Citibank, N.A., London Branch, as Global Coordinator and ECA Agent, Citibank, N.A., London Branch, as Collateral Agent, and Citibank Europe plc, UK Branch, as Administrative Agent.

2	We further refer to the waiver request dated May 4, 2022 (the Request) pursuant to which the Borrower and Holdings have requested certain waivers and amendments in respect of the Credit Agreement.

3	Unless otherwise defined herein, words and expressions defined in the Credit Agreement shall have the same meaning when used in this letter.

4	In connection with the Request it is proposed that the following amendments to the Credit Agreement are made:

(a)	the words “and Section 5.23(d)” are inserted immediately after the words “Section 5.23(b)” in line one of Section 5.23(a); and

(b)	the following new Section 5.23(d) is inserted after Section 5.23(c):

“(d) It is agreed that for the purpose of determining the loan to value test under Section 5.23(a) for the 2022 calendar year the Fair Market Value of the Vessel shall not be determined by reference to the two Approved Shipbroker valuations referred to in Section 5.23(a) but instead by reference to an appraisal for the Vessel in the form of an annual desktop appraisal performed by one Approved Shipbroker selected by the Borrower based on the replacement value rather than the Fair Market Value of the Vessel as at such time, with such valuation being for this purpose the valuation dated May 4, 2022 provided to the Administrative Agent. The Loan Parties shall continue to be responsible for all costs and expenses related to valuation provided in accordance with this Section 5.23(d).”

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In connection with the Request it is also proposed that the following waiver be granted, namely in the event that Holdings breaches the financial covenant contained in Section 6.10 (Total Net Leverage Ratio) of the Credit Agreement at any time during the period beginning April 1, 2022 and ending December 31, 2022 (inclusive), such breach shall not constitute an Event of Default.

6	The Lenders have agreed to provide their consent and approval to the amendments set out in paragraph 4 and the waiver set out in paragraph 5. Save as specified in paragraph 5, nothing in this letter shall be deemed to be a waiver or consent by the Lenders to any breach or potential breach (present or future) of any provision of the Credit Agreement or a waiver of any event of default (howsoever described).

7

Upon (i) execution of the acknowledgement set out below by each of the Borrower and Holdings and (ii) written confirmation by the Administrative Agent of receipt of the USD 20,000 amendment fee payable by the Borrower to the Administrative Agent (for the account of each of the ECA Agent and EKSFIN in equal shares), the Credit Agreement shall automatically be amended as described in paragraph 4 above and the waiver as described under paragraph 5 above shall take effect.

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Each of the Borrower and Holdings hereby confirms its consent to the amendments to the Credit Agreement contained in this letter and agrees that, in the case of Holdings, the guarantees and indemnities set out in Section 10 of the Credit Agreement shall remain and continue in full force and effect following the said amendments to the Credit Agreement contained in this letter.

9	Each of the Borrower and Holdings confirms that no Event of Default has occurred or will occur as a result of entering into this letter and the arrangements contemplated herein.

10	Each party confirms that save as supplemented and or amended by this letter, the provisions of the Credit Agreement shall continue in full force and effect.

11

This letter is a Loan Document and the provisions of Sections 5.12 (Further Assurances), 9.01 (Notices; Electronic Communication), 9.03 (Counterparts; Effectiveness), 9.11 (Waiver of Jury Trial), 9.14 (Jurisdiction; Consent to Service of Process), and 9.25 (Acknowledgement and Consent to Bail-In) of the Credit Agreement shall apply to this letter as if the same were expressly stated herein with all necessary changes.

12	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

Please sign and return the attached copy of this letter to signify your acceptance of its terms and conditions.

Yours faithfully,

SIGNED by          )

for and on behalf of          )

CITIBANK EUROPE PLC, UK BRANCH          )                      /s/ Jane Styles

                   Authorized Signatory

as Administrative Agent for and on behalf of the Lender Parties

SIGNED by Christopher Conway         )

for and on behalf of          )

CITIBANK, N.A., LONDON BRANCH

as ECA Agent          )                                                                       /s/ Christopher Conway

                   Authorized Signatory

We acknowledge and agree with the terms of this letter.

THE BORROWER

SIGNED by Craig Felenstein         )

for and on behalf of          )

LINDBLAD BLUEWATER II LIMITED          )                       /s/ Craig Felenstein

                                                                                                         Authorized Signatory

Date: 26 May 2022

HOLDINGS

SIGNED by Craig Felenstein         )

for and on behalf of          )

LINDBLAD EXPEDITIONS HOLDINGS, INC.          )          /s/ Craig Felenstein

                                                                                                        Authorized Signatory

Date: 26 May 2022

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